THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

TRUSTEES’

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Trustees of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, organized by a special act of the Wisconsin Legislature (the “Company”), by his or her execution hereof, or an identical counterpart hereof, does hereby constitute and appoint John E. Schlifske, as his or her attorney-in-fact and agent, and in his or her name, place and stead, to execute and sign any registration statement, including any pre-effective or post-effective amendments thereto, together with all exhibits and schedules thereto and other documents and instruments associated therewith to be filed on either Form N-4 or Form N-6 (or on any other applicable form) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 and/or the Investment Company Act of 1940 in connection with variable contracts issued through separate accounts that are established by the Company, including the following:

(a)	NML Variable Annuity Account A (333-72913);
(b)	NML Variable Annuity Account A (Fee-Based) (333-133380);
(c)	NML Variable Annuity Account B (2-29240);
(d)	NML Variable Annuity Account B (Fee-Based) (333-33232);
(e)	NML Variable Annuity Account C (2-89905-01);
(f)	NML Variable Annuity Account C (Network Edition) (333-133381);
(g)	Northwestern Mutual Variable Life Account (2-89972);
(h)	Northwestern Mutual Variable CompLife (33-89188);
(i)	Northwestern Mutual Variable Executive Life (333-36865);
(j)	Northwestern Mutual Variable Joint Life (333-59103);
(k)	Northwestern Mutual Custom Variable Universal Life (333-136124);
(l)	Northwestern Mutual Executive Variable Universal Life (333-136305); and
(m)	Northwestern Mutual Survivorship Variable Universal Life (333-136308).

Each of the undersigned does hereby further authorize said attorney-in-fact and agent to make said filings with the SEC and with any federal or state securities or insurance regulatory authority as they determine to be required or necessary. Each of the undersigned hereby ratifies and confirms all acts of each and either of said attorney-in-fact and agent which they may lawfully do or cause to be done by virtue hereof. As used herein, “variable contracts” means any contracts providing for benefits or values which may vary according to the investment experience of the separate account associated therewith, including variable annuity contracts and variable life insurance policies.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of July, 2017.

/s/ John N. Balboni	Trustee
John N. Balboni

/s/ Nicholas E. Brathwaite	Trustee
Nicholas E. Brathwaite

/s/ David J. Drury	Trustee
David J. Drury

/s/ P. Russell Hardin	Trustee
P. Russell Hardin

/s/ Hans Helmerich	Trustee
Hans Helmerich

/s/ Dale E. Jones	Trustee
Dale E. Jones

/s/ David J. Lubar	Trustee
David J. Lubar

/s/ Jaime Montemayor	Trustee
Jaime Montemayor

/s/ Anne M. Paradis	Trustee
Anne M. Paradis

/s/ Ulice Payne, Jr.	Trustee
Ulice Payne, Jr.

/s/ John E. Schlifske	Trustee
John E. Schlifske

/s/ Mary Ellen Stanek	Trustee
Mary Ellen Stanek

/s/ S. Scott Voynich	Trustee
S. Scott Voynich

/s/ Ralph A. Weber	Trustee
Ralph A. Weber

/s/ Benjamin F. Wilson	Trustee
Benjamin F. Wilson